SUBSCRIPTION AGREEMENT

THE  OFFERING  OF  SECURITIES OF ELECTROSOURCE,  INC.  HAS  NOT  BEEN
REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE OSECURITIES ACTO), IN RELIANCE UPON THE AVAILABILITY OF EXEMPTION FROM REGISTRATION PROVIDED BY SECTION 4(2) OF SAID ACT AND REGULATION D OF THE GENERAL RULES AND REGULATIONS PROMULGATED THEREUNDER. THERE ARE SUBSTANTIAL RESTRICTIONS UPON TRANSFER OF THE SECURITIES. ACCORDINGLY, THE SECURITIES ARE NOT FREELY TRANSFERABLE AND MAY HAVE TO BE HELD UNTIL TRANSFER MAY BE MADE PURSUANT TO A REGISTERED TRANSACTION OR AN EXEMPTION FROM REGISTRATION.

                       ELECTROSOURCE, INC.
                     SUBSCRIPTION AGREEMENT

               To Be Fully Completed by Subscriber
                   Along with Related Appendix

   When accepted by Electrosource, Inc., a Delaware corporation (the "Company"), this Subscription Agreement shall constitute a subscription  to purchase shares of the Common Stock,  no  par  value
(the "Shares"), of the Company for a purchase price of $1.10 per Share. Each person participating in the current offering of Shares was also a participant in an offering of shares of Common Stock and of warrants to purchase Common Stock (the "Warrants") conducted by the Company in 1994 (the "Prior Offering"). THIS AGREEMENT AMENDS CERTAIN PROVISIONS OF THE DOCUMENTS GOVERNING THE PRIOR OFFERING.

   Each part of this subscription Agreement must be completed by the subscriber, and by his execution below, he acknowledges that he understands that the Company is relying upon the accuracy and completeness hereof in complying with its obligations under applicable securities laws.

  Please read and complete, as thoroughly as possible, sign, date and deliver one copy of this Subscription Agreement and of the required Annex to:

                    Electrosource, Inc.
                    3800B Drossett Drive
                    Austin, Texas 78744
                    Attention: Audrey T. Dearing

  Each subscriber hereto must complete the Subscription Agreement.

   1. Subscription. Subject to the terms and conditions hereof, the undersigned subscribes for the number of Shares set forth on the signature page hereof by his execution and tender of this Subscription Agreement, together with the following:

     (a) In respect of the Shares, payment of the purchase price by check made payable to Electrosource, Inc.;

     (b) A completed and executed Purchaser Questionnaire (Annex l);

  Upon acceptance of this subscription by the Company (which shall be in the sole discretion of the Company), the undersigned agrees to execute the documents described herein and all other documents as may be required by the Company.

   2. Amendment of Prior Agreements. By executing this Agreement, the undersigned agrees to the following amendments to the Subscription Agreement entered into between the undersigned and the Company in connection with the Prior Offering (the "Prior Offering Document") and to the Warrants issued and sold in connection with the Prior
Offering:

     (a) The provisions of paragraph 11 below shall apply with respect to the registration of the Shares and of the shares of Common Stock purchased by the undersigned in the Prior Offering; paragraph 9 of the Prior Offering Document shall be deleted therefrom and shall no longer be of any force or effect.

     (b) The Exercise Price per share (as defined in the Warrants) of those Warrants having an original Exercise Price of $4.50 shall be reduced to $2.50 per share, and the Exercise Price of those Warrants having an original Exercise Price of $5.50 per share shall be reduced to $3.50 per share.

     (c) The Exercise Period (as defined in the Warrants) of each Warrant is extended to September 12, 1997.

    3. Representations and Warranties of the Undersigned. The undersigned hereby represents and warrants to the Company as follows:

     (a) The undersigned has received and read and is familiar with the Private Placement Memorandum dated August 29, 1995, all exhibits thereto, and this Subscription Agreement. Except as set forth in the Private Placement Memorandum, no representations or warranties have been made to the undersigned by the Company, or any agent, employee or affiliate of any of them, and in entering into this transaction the undersigned is not relying upon any information other than the information contained in the Private Placement Memorandum and the exhibits thereto, or resulting from his own independent investigation.

     (b) The undersigned, before the date hereof, has had an opportunity to ask questions and receive answers from the Company or a person or persons acting on its behalf, concerning the terms and conditions of this investment and has had an opportunity to examine all applicable documents and such applicable information as specified in Schedule A to the Securities Act, to the extent such documents and information are relevant to this transaction and are possessed by the Company or are obtainable by the Company without unreasonable effort or expense, and all such questions have been answered and documents and information have been supplied to the full satisfaction of the undersigned.

     (c) The undersigned has been furnished and has carefully read the Private Placement Memorandum and the documents attached as exhibits thereto, and he is aware that:

          (i) there are substantial risks incident to an investment in the company, and such investment is speculative and involves a high degree of risk of loss of his entire investment in the Company;

          (ii) no Federal or state agency has passed upon the sale of the Securities or made any finding or determination concerning the fairness of this investment, and the terms of the offering may not conform to the guidelines of certain state securities administrators;

          (iii) the Company has and may continue to have a significant need for cash for operating expenses and other purposes; that the aggregate proceeds from the sale of the Securities alone may not be sufficient to satisfy the cash requirements of the Company for any appreciable period of time; that other sources of funds may not be available to the Company; and that, if such other sources are not available, the Company could be expected to terminate its business, which could result in the loss of his entire investment;

          (iv) the Company is a development stage company, and therefore, all risks attendant to such enterprises apply, and while management believes the business prospects to be viable, there can be no assurance that the business plan contemplated by management will be realized; and

          (v) the industry in which the Company is engaged is occupied by several firms, some of which will be substantially greater in size and have financial resources and personnel staff larger and more established than those of the Company, and there can be no assurance that the Company will be able to compete in the market effectively;

     (d) The undersigned understands that an investment in the Company is an illiquid investment and further recognizes and agrees that as a result of the restrictions described in the Private
Placement Memorandum, the undersignedOs investment in the Company will, most likely, be held for a lengthy period of time.

     (e) The undersigned acknowledges awareness that there are substantial restrictions on the transferability of the Securities. Since the Securities will not be registered under the Securities Act (except as provided herein) or any applicable state securities law, the Securities may not be, and the undersigned agrees that they shall not be, sold unless such sale is exempt from such registration under the Securities Act and any other applicable state blue sky laws or regulations. The undersigned further acknowledges that the Company is under no obligation to aid him in obtaining any exemption from the registration requirements. The undersigned also acknowledges responsibility for compliance with all conditions on transfer imposed by any securities administrator of any state and for any expenses incurred by the Company for legal or accounting services in connection with reviewing such a proposed transfer and/or issuing opinions in connection therewith.

     (f)     The undersigned:

          (i) is an "Accredited Investor," as such term is defined in Rule 501 promulgated under the Securities Act, who

          (A) is a natural person that either alone or together with his spouse has a net worth of at least $1,000,000; or

          (B) is a natural person that had individual income of not less than $200,000 in each of 1993 and 1994 and reasonably expects Income of at least $200,000 in 1995; or

          (C) is a natural person that had a joint income with his spouse in excess of $300,000 in each of 1993 and 1994 and reasonably expects joint income of at least $300,000 in 1995.

     (g) The undersigned has been furnished with all materials relating to the Company, its proposed activities, the offering of the Securities or anything set forth in the Private Placement Memorandum and exhibits which he has requested, and has been afforded the opportunity to obtain any additional information necessary to verify the accuracy of any representations or information set forth in the Private Placement Memorandum.

     (h) The Company has answered all inquiries that the undersigned has asked concerning the Company and its proposed activities, and all other matters relating to the formation of the Company and the offering and sale of the Securities.

     (i) The undersigned has not been furnished any offering literature other than the Private Placement Memorandum and the documents attached as exhibits thereto, and he has relied on only the information contained in the Private Placement Memorandum and such exhibits and the information, as described in subparagraphs (g) and
(h) above, furnished or made available to them by the Company.

     (j) If the undersigned is a corporation, partnership, trust or other form of business entity, it is authorized and otherwise duly qualified to purchase and hold Securities in the Company and recognizes that the information under the captions as set forth in
(f) above relates to investments by an individual, and such entity has its principal place of business as set forth on the signature page of the Subscription Agreement and has not been formed for the specific purpose of acquiring Securities in the Company. (If the undersigned is one of the aforementioned entities, it must agree to supply any additional written information that may be required of it.)

     (k) The undersigned is acquiring the Securities for which he hereby subscribes for his own account, as principal, for investment purposes only and not with a view to the distribution thereof.

     (l)       The   undersigned  has  not  distributed  the  Private
Placement Memorandum to anyone, and no one has used the Private Placement Memorandum, and he has not made any copies thereof.

     (m) The undersigned has adequate means of providing for his current needs and personal contingencies and has no need for liquidity in his investment.

     (n) The undersigned has previously purchased securities which were sold in reliance on a private offering exemption from registration under the Securities Act.

     4. Delivery of Securities. The Company agrees to deliver to the undersigned the securities acquired pursuant to this Subscription Agreement no later than ten (10) days from the date of acceptance of the subject subscription. The undersigned acknowledges that the securities to be delivered shall bear appropriate restrictive legends as to transfer.

     5. Brokerage Fees. No brokerage fees will be paid to persons, entities or brokers who have referred the purchaser to the Company.

     6. Conditions of Acceptance. It is understood that this Subscription Agreement is not binding on the Company until the Company accepts it, which acceptance is in its sole discretion.

     7. Transferability. This subscription is not transferable or assignable by the undersigned.

     8. Revocation. The undersigned agrees that the undersigned shall not cancel, terminate or revoke this Subscription Agreement or any agreement of the undersigned made hereunder and that this Subscription Agreement shall survive the death or disability of the undersigned.

     9. Governing Law. This Subscription Agreement shall be governed by the internal laws of the State of Texas.

     10.     Registration Rights.

   (a) The Company undertakes to use its reasonable best efforts to file, on or before October 30, 1995, a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering the sale of the Shares and of the shares of Common Stock purchased by the undersigned in the Prior Offering (collectively referred to in this paragraph 11 as "Covered Shares"). Such registration statement will be applicable only to sales of Covered Shares made through registered broker-dealers at market prices prevailing at the time of sale. Shares of Common Stock acquired upon exercise of Warrants prior to the date of the initial filing of the registration statement may be included in such registration statement, but any such inclusion shall have no effect upon the period of time that the Company is required to keep such registrations statement effective. Except as provided in the preceding sentence, such registration statement shall not be applicable to any shares of Common Stock acquired pursuant to the exercise of Warrants; the Purchaser acknowledges and agrees that the obligations of the Company with respect to registration of shares of Common Stock acquired upon exercise of Warrants are set forth in the form of Warrant itself.

   (b) In connection with the registration of Covered Shares undertaken by the Company pursuant to this paragraph 11, the Company shall:

       (i) prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement with respect to such shares and use its reasonable best efforts to cause such registration statement to become effective;

       (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement current at any time that sales are proposed to be made thereunder for a period expiring on the earlier of (A) three years following the date of the closing of the offering described in the Private Placement Memorandum and (B) the date that all of the Covered Shares acquired at such closing have been sold by the original purchasers thereof, and to comply with the provisions of the Securities Act with respect to the sale of all Covered Shares covered by such registration statement during such period;

       (iii) provide Purchaser a reasonable opportunity to review prior to filing (A) any registration statement filed by the Company in connection with a registration in which Purchaser is participating pursuant to this paragraph 11, and (B) any amendments or supplements to such registration statement and any prospectus used in connection therewith;

       (iv) furnish to Purchaser such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and prospectus supplement), in conformity with the requirements of the Securities Act, and such other documents as Purchaser may reasonably request in order to facilitate the sale of the Covered Shares covered by such registration statement;

      (v) use its best efforts to register or qualify the Covered Shares covered by such registration statement under such other securities or blue sky laws of such jurisdictions as Purchaser shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable Purchaser to consummate the sale in such jurisdictions of such shares; provided that the Company shall not for any such purpose be required to register or qualify the covered shares covered by such registration statement in any jurisdiction in which the Common Stock is not then qualified for public trading, to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this paragraph 11(c)(v) be obligated to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction, and provided further that, in the event that the Company proposes to limit the number of states in which it will sell shares, the expense of registration or qualification in any states other than those in which the Company proposes to sell, including all legal fees incurred in connection with such additional registrations or qualifications, shall be borne by Purchaser;

       (vi) notify Purchaser at any time when a prospectus relating to the Covered Shares covered by such registration statement is required to be delivered under the Securities Act, of the Company's becoming aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and at the request of Purchaser promptly prepare and furnish to Purchaser a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

       (vii) use its best efforts to cause all of the Covered Shares by such registration statement to be listed on each securities exchange on which securities of the same class issued by the Company are then listed or, if there shall then be no such listing, to be accepted for quotation on NASDAQ; and

       (viii)  provide  a  transfer agent and registrar  for  the
     Covered  Shares covered by such registration  statement  not
     later   than   the  effective  date  of  such   registration
     statement.

  (d) For as long as Purchaser shall continue to hold any Covered Shares, the Company shall use reasonable efforts to file, on a timely basis, all annual, quarterly and other reports required to be filed by it under Sections 13 and 15(d) of the Exchange Act, and the rules and regulations of the Commission thereunder, as amended from time to time. In the event of any proposed sale of Covered Shares by Purchaser pursuant to Rule 144 (or any successor rule) under the Securities Act, the Company shall cooperate with Purchaser so as to enable such sales to be made in accordance with applicable laws, rules and regulations, the requirements of the Company's transfer agents, and the reasonable requirements of the broker through which the sales are proposed to be executed.

   (e) In connection with any registration pursuant to this paragraph 11, the Company shall pay all registration and filing fees, underwriting discounts, commissions and expenses (other than those attributable to Covered Shares being sold by Purchaser), printing expenses, fees and disbursements of the Company's legal counsel and accountants, and transfer agentsO and registrars' fees. Purchaser shall pay only those out-of-pocket expenses attributable to the inclusion in the offering of the
Covered Shares being sold by Purchaser including, without limitation, registration and filing fees and underwriting discounts, commissions and expenses attributable thereto and fees and disbursements of Purchaser's legal counsel and accountants.

   (f) In the case of each registration effected by the Company pursuant to this paragraph 11, the Company agrees to indemnify and hold harmless Purchaser, each underwriter of the Covered Shares so registered and each person who controls any such underwriter within the meaning of Section 15 of the Securities Act, against any and all losses, claims, damages or liabilities to which they or any of them may become subject under the Securities Act or any other statute or common law, including any amount paid in settlement of any litigation, commenced or threatened, if such settlement is effected with the written consent of the Company, and to reimburse them for any legal or other expenses incurred by them in connection with investigating any claims and defending any actions, insofar as any such losses, claims, damages, liabilities or actions arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the registration statement relating to the sale of the Covered Shares, or any post-effective amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, if used prior to the effective date of such registration statement, or contained in the final prospectus (as amended or supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) if used within the period during which the Company is required to keep the registration statement to which such prospectus relates current, or the omission or alleged omission to state therein (if so used) a material fact necessary in order to make the statement therein, in light of the circumstances under which they were made, not misleading; provided, however, that the indemnification agreement contained in this paragraph (f) shall not (x) apply to such losses, claims, damages, liabilities or actions arising out of, or based upon, any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by Purchaser or such underwriter for use in connection with the preparation of the registration statement, any preliminary prospectus or final prospectus contained in the registration statement, or any amendment or supplement thereto, or (y) inure to the benefit of any underwriter or any person controlling such underwriter, if such underwriter failed to send or give a copy of the final prospectus to the person asserting the claim at or prior to the written confirmation of the sale of Covered Shares to such person and if the untrue statement or omission concerned had been corrected in such final prospectus.

   (g) In the case of a registration effected by the Company pursuant to this paragraph 11, Purchaser and each underwriter of the Covered Shares to be registered shall agree in the same manner and to the same extent as set forth in paragraph 11(f) to indemnify and hold harmless the Company, each person who controls the Company, the directors of the Company and those of its officers who shall have signed any such registration statement, with respect to any untrue statement or alleged untrue statement in, or omission or alleged omission from, such registration statement or any post-effective amendment thereto or any preliminary prospectus or final prospectus (as amended or as supplemented, if amended or supplemented as aforesaid) contained in such registration statement, if such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company and Purchaser or any such underwriter for use in connection with the preparation of such registration statement or any preliminary prospectus or final prospectus contained in such registration statement or any such amendment or supplement thereto.

   (h) Each indemnified party shall, with reasonable promptness after its receipt of written notice of the commencement of any action against such indemnified party in respect of which indemnity may be sought from an indemnifying party on account of an indemnity agreement contained in this paragraph 11, notify the indemnifying party in writing of the commencement thereof. In case any such action shall be brought against any indemnified party and it shall so notify an indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under this paragraph 11 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. The indemnity agreements in this paragraph 11 shall be in addition to any liabilities that the indemnifying parties may have pursuant to law.

   (i) If the indemnification provided for in this paragraph 11 shall be unavailable to or insufficient to hold harmless an indemnified party under paragraphs 11(f) or 11(g) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then the indemnifying parties shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportions as are appropriate to reflect to the relative benefits received by the respective indemnifying parties from the offering of the Covered Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, or if the indemnified party failed to give the notice required under paragraph 11(h) above, then each indemnifying party shall contribute to such amount paid by or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the indemnifying parties in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative benefits received by the indemnifying parties shall be deemed to be in the same proportion as the net proceeds to any such party bear to the total net proceeds from the offering before deducting expenses. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the respective indemnifying party and the partiesO relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

   (j)  In connection with any registered offering of the Covered
Shares:

       (i) Offers and Sales; Notices to the Company. At least ten business days prior to making any offer or sale of Covered Shares pursuant to the registration statement pertaining to the sale (the "Registration Statement"), each Purchaser participating in such registered offering (a "Selling
     Shareholder") shall advise the Company that such Selling Shareholder proposes to make offers or sales of Covered Shares, the number of Covered Shares proposed to be offered and sold, the name and address of each broker or dealer to or through which such offers and sales are proposed to be made, and the approximate period of time in which such offers and sales are proposed to be made. If, in the reasonable judgment of the Company, it is necessary to amend or supplement the Registration Statement or the prospectus contained therein (the "Prospectus") prior to or in connection with any such offer or sale or during the period any such offer or sale is being made, the Company will advise the Selling Shareholder, who shall promptly notify each broker or dealer named by the Selling Shareholder as participating in the offer or sale of Covered Shares by the Selling Shareholder. The Selling Shareholder and each broker or dealer participating in the offer or sale of Covered Shares by the Selling Shareholder shall not make any offer or sale of Covered Shares until the expiration of ten business days after such Selling Shareholder has advised the Company that he proposes to make such offers and sales and, following such ten-day period, shall offer and sell Covered Shares only during the period specified by such Selling Shareholder in the notice given to the Company. Notwithstanding the foregoing, if the Company shall advise the Selling Shareholder of its determination that it is necessary to amend or supplement the Registration Statement or Prospectus, the Selling Shareholder and each broker or dealer participating in the offer and sale of Covered Shares by the Selling Shareholder shall make no offers or sales of Covered Shares until the Company notifies the Selling Shareholder that such supplement has been filed with or that such amendment has been declared effective by the Commission. Shareholder shall promptly notify the Company of each sale of Covered Shares and shall promptly notify the Company when the sale or other distribution of all Covered Shares held by such Selling Shareholder has been completed.

       (ii) Copies of Registration Statement and Prospectus. The Company will furnish to each Selling Shareholder a conformed copy of the Registration Statement and of each amendment thereto. From time to time, for such period as in the opinion of counsel for the Company the Prospectus is required by law to be delivered in connection with offers or sales of Covered Shares pursuant to the Registration Statement, the Company will deliver to the Selling Shareholder, in such quantities as the Selling Shareholder may reasonably request, copies of the Prospectus (and of any amendments or supplements thereto). The Company consents to the use of the Prospectus (and of any amendments or supplements thereto) only in accordance with the Securities Act in connection with the offer or sale of the Covered Shares and for such period of time thereafter, if any, as the Prospectus is required by law to be delivered in connection therewith. If during such period any event shall occur as a result of which it is in the judgment of the Company necessary to amend or supplement the Registration Statement or Prospectus in order to make the statements therein not misleading or to comply with the Securities Act or any other law or any undertaking made by the Company in the Registration Statement or Prospectus, the Company will promptly prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus. No person is authorized by the Company, and no Selling Shareholder shall give or shall authorize or permit any other person to give any information or make any representations other than as contained in the Prospectus or any amendment or supplement thereto in connection with the offering and sale of Covered Shares.

       (iii) Compliance with Laws. The Company and each Selling Shareholder agree to comply with all applicable federal and state laws and regulations in connection with the registration, qualification, offering and sale of Covered Shares, including but not limited to the Securities Act, the Securities Exchange Act of 1934 (the "Exchange Act"), the rules and regulations promulgated by the Commission under the Securities Act and the Exchange Act and, particularly, Rules 10b-2, 10b-6 and 10b-7 of the Commission under the Exchange Act.

       (iv) Prohibition Against Trading by Persons Interested in the Distribution. Each Selling Shareholder hereby represents and warrants to the Company and for the benefit of each other shareholder participating in the Registration that no broker, dealer, Underwriter, Prospective Underwriter, Affiliated Purchaser or other person who has agreed to Participate or is Participating in the Distribution contemplated hereby on behalf of or at the direction of such Shareholder, shall directly or indirectly, by the use of any means or instrumentality of interstate commerce, or of the mails, or of any facility of any national securities exchange, either alone or with one or more other persons, bid for or purchase for any account in which he has a beneficial interest, any shares of Common Stock, or any right to purchase shares of Common Stock, or attempt to induce any person to purchase any shares of Common Stock or rights until after he has completed his Participation in such Distribution. A Selling Shareholder shall be deemed to have completed his Participation in the Distribution when he has sold all Covered Shares owned by him. So long as such transactions are not engaged in for the purpose of creating actual, or apparent, active trading in or raising the price of the Common Stock, this paragraph shall not prohibit (i) transactions in connection with the Distribution contemplated hereby effected otherwise than on a securities exchange with the Company or the Selling Shareholders on whose behalf such distribution is being made or among Underwriters, Prospective Underwriters or other persons who have agreed to Participate or are Participating in such Distribution; or (ii) unsolicited, privately negotiated purchases, each involving at least a block of shares, that are not effected from or through a broker or dealer; or
     (iii) purchases by the Company effected more than 40 days after the effective date of the Registration Statement covering the Common Stock to be distributed hereunder, for the purpose of satisfying a sinking fund or similar obligation to which the Company is subject and which becomes due as of a date that does not exceed twelve months from the date of such purchases; or (iv) odd-lot transactions and round-lot transactions that offset odd-lot transactions previously or simultaneously executed or reasonably anticipated in the usual course of business by a person who acts in the capacity of an odd-lot dealer; or (v) brokerage transactions not involving solicitation of the customer's order; or (vi) brokerage transactions involving the solicitation of a customer's order made prior to the later of nine business days before commencement of offers or sales of the Covered Shares to be Distributed or the time the broker-dealer becomes a Participant in the Distribution; or
     (vii) offers to sell or the solicitation of offers to buy Covered Shares being Distributed or securities or rights offered as principal by the person making such offer to sell or solicitation; or (viii) the exercise of any right or conversion privilege set forth in the instrument governing a security, to acquire any security directly from the Company; or (ix) bids or purchases by an Underwriter, Prospective Underwriter, Affiliated Purchaser or dealer, if all such bids or purchases are made (a) prior to the later of nine business days prior to the commencement of offers or sales of the shares of Common Stock to be Distributed or the time such person becomes a Participant in the Distribution or (b) in the case of unsolicited purchases, prior to the later of the date of commencement of offers or sales of the shares of Common Stock to be Distributed or the time such person becomes a Participant in the Distribution; or (x) bids or purchases by the Company or the Selling Shareholders or by an Affiliated Purchaser if all such bids and purchases are made (a) nine or more business days prior to the commencement of offers or sales of the shares of Common Stock to be Distributed or (b) in the case of unsolicited purchases, prior to the date of commencement of offers or sales of the Covered Shares. Capitalized terms used in this paragraph and not defined in this Agreement shall have the meanings assigned to such terms in Rule 10b-6 of the Commission.

   11. Prohibition of Stabilizing Transactions. Neither any Selling Shareholder nor any broker or dealer or other person acting for or on behalf of the Selling Shareholder shall place any bid or effect any purchase for the purpose of pegging, fixing or stabilizing the price of the Covered Shares to be offered as contemplated herein.

   12. Prospectus Delivery Requirements. Each Selling Shareholder shall comply with all applicable requirements with respect to the delivery of Prospectuses set forth in sections 5 and 10 of the Securities Act and all applicable rules thereunder.



              SUBSCRIPTION AGREEMENT SIGNATURE PAGE

IN WITNESS WHEREOF, subject to acceptance by the Company, the undersigned has completed this Subscription Agreement to evidence his subscription to Electrosource, Inc. this __ day of August, 1995.

PURCHASER:


Printed Name:

Amount of Subscription: $

Number of Covered Shares:

SUBSCRIBERS ALSO MUST EXECUTE THE APPENDIX ATTACHED HERETO.



The Company has accepted this Subscription this __ day of __________, 1995.

ELECTROSOURCE, INC.


By:

Its:

                 ANNEX TO SUBSCRIPTION AGREEMENT
         ALL INFORMATION WILL BE TREATED CONFIDENTIALLY
                     PURCHASER QUESTIONNAIRE


Electrosource, Inc.
3800B Drossett Drive
Austin, Texas 78744

Gentlemen:

     The information contained herein is being furnished to you in order to determine whether ______________________________ (insert name of proposed purchaser) may purchase Shares of the Common Stock of ELECTROSOURCE, INC. (the OCompanyO), pursuant to the private offering exemption from registration provided by the Securities Act of 1933, as amended (the OSecurities ActO). The undersigned understands that (i) the Company will rely upon the information contained herein for purposes of such determination, (ii) the Shares will not be registered under the Securities Act in reliance upon the private offering exemption from registration provided by the Securities Act, and (iii) this questionnaire is not an offer of the Shares or any other securities to the undersigned or to the above-named proposed purchaser.

     I herewith furnish you with the following representations and information:

1.   Name:

2.   Residence Address:



3.   Financial Data - see Subscription Agreement, Section 3(f).

     (a)     Individual income* during 1993: $ _____________

     (b)     Individual income* during 1994: $ _____________

     (c)  Estimated individual income* during 1995: $ _____________

     (d)     Joint income* with spouse during 1993: $ _______________

     (e)     Joint income* with spouse during 1994: $ _______________

     (f)  Estimated  joint  income*  with  spouse  during   1995:   $
          ___________

     (g)  Current   net   worth  of  undersigned  (including   homes,
          furnishings and automobiles)):
          $ _____________

     (h)  Current   net   worth  of  undersigned  (excluding   homes,
          furnishings and automobiles)):
          $ _____________

     (i) Current net worth of spouse, if any (including homes, furnishings and automobiles):
          $ _______________

     (j) Current net worth of spouse, if any (excluding homes, furnishings and automobiles):
          $ _______________

* The term "Income" shall be deemed to mean adjusted gross income of the undersigned (as shown on the undersignedOs Federal Income Tax returns).

4. I have such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of the proposed investment. I can bear the economic risks in and can afford a complete loss of any investment I may make by virtue of my purchasing Securities and can afford to hold any such investment for an indefinite period. If I acquire any Securities, such acquisition shall be for my own account, for investment and not with a view to the resale or distribution thereof.

5. I represent to you that (a) the information contained herein is complete and accurate and may be relied upon by you, and (b) I will notify you immediately of any material change in any of such information occurring prior to the closing of my purchase of Securities. I agree that, notwithstanding the confidential treatment to be accorded the information contained herein, you may divulge such information in whole or in part or present all or any part of this document to such parties as you may deem appropriate in connection with establishing the availability of an exemption under any Federal or state securities laws, rules or regulations.

IN WITNESS WHEREOF, I have executed this Purchaser Questionnaire this __ day of August, 1995, and declare that it is truthful and correct.


PURCHASER:



Sworn to before me this __ day of August, 1995.


Notary Public in and for the State of     , County of _____________.
Printed Name:                      My Commission Expires: